SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 305(b)(2)_________

                                 ---------------

                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)

                                                               75-2353745
           (State of incorporation                          (I.R.S. employer
           if not a national bank)                         identification No.)

          2001 Ross Ave, Suite 2700
                Dallas, Texas
            (Address of trustee's                                 75201
        principal executive offices)                           (Zip Code)

                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                            2001 Ross Ave, Suite 2700
                               Dallas, Texas 75201
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)

                                 ---------------
                       Innovative Valve Technologies, Inc.
               (Exact name of obligor as specified in its charter)

                  Delaware                                     76-0530346
       (State or other jurisdiction of                      (I.R.S. employer
       incorporation or organization)                      identification No.)

        2 Northpoint Drive, Suite 300
              Houston, Texas                                      77060
  (Address of principal executive offices)                     (Zip Code)

                                 ---------------
                 Convertible Senior Subordinated Notes, Series A
                       (Title of the indenture securities)

                                     GENERAL

1.      GENERAL INFORMATION.

        Furnish the following information as to the Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                         (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Dallas, Texas
                  The Office of the Comptroller of the Currency, Dallas, Texas

        (b) Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

2.      AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

        If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

        None.

3.      VOTING SECURITIES OF THE TRUSTEE.

        Furnish the following information as to each class of voting securities of the Trustee:

                                As of May 6, 1998

                   Col A.                                      Col B.
               Title of Class                            Amount Outstanding
               --------------                            ------------------
  Capital Stock - par value $100 per share                  5,000 shares

4.      TRUSTEESHIPS UNDER OTHER INDENTURES.

        Not Applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

        Not Applicable

6.      VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

        Not Applicable

7.      VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

        Not Applicable

8.      SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

        Not Applicable

9.      SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

        Not Applicable

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

        Not Applicable

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

        Not Applicable

12.     INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

        Not Applicable

13.     DEFAULTS BY THE OBLIGOR.

        Not Applicable

14.     AFFILIATIONS WITH THE UNDERWRITERS.

        Not Applicable

15.     FOREIGN TRUSTEE.

        Not Applicable

16.     LIST OF EXHIBITS.

        T-1.1 -- A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.     (con't.)

        T-1.2 -- A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.3 -- A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.4  -- A copy of the By-laws of the U.S. Trust Company of Texas,
                  N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.6 -- The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

        T-1.7 -- A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

As of May 6, 1998, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of May 6, 1998, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,142,000.00 shares of $5 par value Common Stock as of May 6, 1998.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                                 ---------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 6th day of May, 1998.

                                                   U.S. Trust Company
                                                   of Texas, N.A., Trustee

                                                   By:  /s/John C. Stohlmann
                                                         John C. Stohlmann
                                                         Vice President

                                                                   Exhibit T-1.6

                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Innovative Valve Technologies, Inc. Convertible Senior Subordinated Notes, Series A, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                                   U.S. Trust Company
                                                   of Texas, N.A., Trustee

                                                   By:  /s/John C. Stohlmann
                                                         John C. Stohlmann
                                                         Vice President

                                       OMB Number:  7100-0036
                                       Federal Deposit Insurance Corporation
                                       OMB Number:  3064-0052
                                       Office of the Comptroller of the Currency
Federal Financial Institutions         OMB Number:  1557-0081
  Examination Council                  Expires March 31, 2000

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                                             (1)

                                       Please Refer to Page I,
                                       Table of Contents, for
                                       the required disclosure
(LOGO)                                 of estimated burden.
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
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A     (980331)
BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF    (RCRI 9999)
LESS THAN $100 MILLION  - -  FFIEC  033
                                                       This  report  form is to be filed  by banks  with
REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1998         domestic  offices  only.  Banks with branches and
                                                       consolidated  subsidiaries  in  U.S.  territories
This report is required by law: 12 U.S.C. Section ss.  and possessions,  Edge or Agreement subsidiaries,
324 (State member banks); 12 U.S. c. Section ss. 1817  foreign    branches,     consolidated     foreign
(State nonmember banks); and 12 U.S. C. Section ss.    subsidiaries,     or    International     Banking
161 (National banks).                                  Facilities must file FFIEC 031.

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NOTE:  The Reports of Condition and Income must be     The  Reports of Condition and Income are to be
signed by an authorized officer and the Report of      prepared in accordance with Federal regulatory
Condition must be attested to by not less than two     authority instructions. NOTE: these instructions
directors (trustees) for State nonmember banks and     may in some cases differ from generally accepted
three directors for State member and National Banks.   accounting principles.

                                                       We, the undersigned directors (trustees), attest
I, ALFRED B. CHILDS, SVP & CASHIER                     to the correctness of this Report of Condition
  Name and Title of Officer Authorized to Sign Report  (including the supporting schedules) and declare that it has been examined  by us and to the best
                                                       of our knowledge and belief has been prepared in
of the named bank do hereby declare  that  these       conformance with the instructions issued by the
Reports of Condition and Income (including  the        appropriate Federal regulatory authority and is
supporting schedules) have been prepared in            true and correct.
conformance with the instructions issued by the
appropriate Federal regulatory authority and are       /s/ STUART  M. PEARMAN
true to the best of my knowledge and belief.            Director (Trustee)

/s/ ALFRED B. CHILDS                                   /s/ J. T. MOORE JR.
  Signature of Officer Authorized to Sign Report        Director (Trustee)

4/14/98                                                /s/ PETER DENKER
 Date of Signature                                      Director (Trustee)

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                                                      (b)  in hard-copy (paper) form and arrange for
                                                          another party to convert the paper report to
SUBMISSION OF REPORTS                                     electronic form. That party (if other than
                                                          EDS) must transmit the bank's computer data
Each bank must prepare its Reports of Condition and       file to EDS.
Income either:                                         To fulfill the signature and attestation
(a) in electronic form and then file the computer      requirement for the Reports of Condition and
    data file directly with the banking agencies'      Income for this report date, attach this
    collection agent, Electronic Data Systems          signature page to the hard-copy record of the
    Corporation (EDS), by modem or on computer         completed report that the bank places in
    diskette; or                                       its files.

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                                                      Call No. 203      33              03-31-98
 FDIC Certificate Number ____________
                         (RCRI 9050)                  STBK: 48-6797 13264   STCERT:  48-33217

                                                      US Trust Company of Texas, National Association
                                                      2001 Ross Avenue, Suite 2700
                                                      Dallas, TX  75201

 Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
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
U.S. TRUST COMPANY OF TEXAS, N.A.                     Call Date:             03/31/98    State #: 48-6797   FFIEC  033
2100 ROSS AVENUE, SUITE 2700                          Vendor ID:             D           Cert #: 13264      Page RC-1
DALLAS, TX  75201                                     Transit #:             11101765

                                                                                                            -------------
                                                                                                            |     9     |
                                                                                                            -------------
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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
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
                                                                                                                              C200
                                                                                                        DOLLAR AMOUNTS IN THOUSANDS
ASSETS

 1.   Cash and balances due from depository institutions:                                                    RCON
                                                                                                            --------
      a.  Noninterest-bearing balances and currency and coin (1,2)_______________________   ______ _______   0081     1,143  1.a
      b.  Interest bearing balances(3)___________________________________________________   ______ _______   0071     1,138  1.b
 2.   Securities:
      a.  Held-to-maturity securities (from Schedule RC-B, column A)_____________________   ______ _______   1754         0  2.a
      b.  Available-for-sale securities (from Schedule RC-B, column D)___________________   ______ _______   1773   121,248  2.b
 3.   Federal  funds  sold  (4) and  securities  purchased  under agreements to resell:                      1350     5,000  3
                                                                                            RCON
4.   Loans and lease financing receivables:                                                 ------
      a.  Loans and leases, net of unearned income (from                                     2122    18,091                  4.a
      Schedule RC-C)_____________________________________________________________________
      b. LESS: Allowance for loan and lease losses_______________________________________    3123       225                  4.b
      c. LESS: Allocated transfer risk reserve___________________________________________    3128         0                  4.c
                                                                                                             RCON
      d. Loans and leases, net of unearned income, allowance, and                                           --------
         reserve (item 4.a minus 4.b and 4.c)____________________________________________   ______ _______   2125    17,866  4.d
 5.   Trading assets_____________________________________________________________________   ______ _______   3545         0  5.
 6.   Premises and fixed assets (including capitalized
      leases)____________________________________________________________________________   ______ _______   2145       743  6.
 7.   Other real estate owned (from Schedule RC-M)_______________________________________   ______ _______   2150         0  7.
 8.   Investments in  unconsolidated  subsidiaries and associated companies
      (from Schedule RC-M)_______________________________________________________________   ______ _______   2130         0  8.
 9.   Customers'   liability to this bank on acceptances
      outstanding________________________________________________________________________   ______ _______   2155         0  9.
10.   Intangible assets (from Schedule RC-M)_____________________________________________   ______ _______   2143         0  10.
11.   Other assets (from Schedule RC-F)__________________________________________________   ______ _______   2160     1,902  11.
12.   Total assets (sum of items 1 through 11)___________________________________________   ______ _______   2170   149,040  12.

(1) Includes cash items in process of collection and unposted debits.
(2) Included time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF TEXAS, N.A.                     Call Date:             03/31/98    State #: 48-6797   FFIEC  033
2100 ROSS AVENUE, SUITE 2700                          Vendor ID:             D           Cert #: 13264      Page RC-2
DALLAS, TX  75201                                     Transit #:             11101765
                                                                                                           -------------
                                                                                                           |     10    |
                                                                                                           -------------
SCHEDULE RC - CONTINUED
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                                                                                          DOLLAR  AMOUNTS IN THOUSANDS

LIABILITIES
13.   Deposits:                                                                                         RCON
      a.  In domestic offices (sum of totals of                                                       --------
          columns A and C from Schedule RC-E)__________________________________    RCON                 2200     120,298   13.a
                                                                                 --------
           (1)  Noninterest-bearing(1)_________________________________________   6631    10,817                           13.a.1
           (2)  Interest-bearing_______________________________________________   6636   109,481                           13.a.2

      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
            (1) Noninterest-bearing____________________________________________
            (2) Interest-bearing_______________________________________________
                                                                                                        RCON
14.   Federal funds purchased(2) and securities sold under agreements to                              -------
      repurchase:                                                                                       2800           0   14
15.   a. Demand notes issued to the U.S.                                          ______ _______
      Treasury_________________________________________________________________                         2840           0   15.a
      b. Trading liabilities___________________________________________________   ______ _______        3548           0   15.b
16. Other borrowed money:
      A. WITH A REMAINING MATURITY OF ONE YEAR OR LESS ________________________   ______ _______        2332       2,000   16.a

      B. WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH                  ______ _______
      THREE YEARS______________________________________________________________                         A547       2,000   16.b

      C. WITH A REMAINING MATURITY OF MORE THAN THREE YEARS ___________________   ______ _______        A548       1,000   16.c

17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding_________________   ______ _______        2920           0   18.

19.   Subordinated notes and debentures________________________________________   ______ _______        3200           0   19.

20.   Other liabilities (from Schedule RC-G)___________________________________   ______ _______        2930       2,225   20.

21.   Total liabilities (sum of items 13 through 20)___________________________   ______ _______        2948     127,523   21.

22.   Not applicable

EQUITY CAPITAL
                                                                                                        RCON
23.   Perpetual preferred stock and related surplus____________________________   ______ ______        ------

24.   Common stock_____________________________________________________________   ______  ______        3230         500   24.

25.   Surplus (exclude all surplus related to preferred stock)_________________   ______ ______         3839       8,384   25.

26.   a. Undivided profits and capital reserves________________________________   ______ ______         3632       5,277   26.a

      b. Net unrealized holding gains (losses) on
      available-for-sale securities____________________________________________   ______ ______         8434         356   26.b

27.   Cumulative foreign currency translation adjustments______________________

28.   Total equity capital (sum of items 23 through 27)________________________   ______  ______        3210      21,517   28.

29.   Total liabilities and equity capital (sum of items 21 and 28)____________   ______  ______        2257     149,040   29.

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.                                                         NUMBER
                                                                                                                  --------
 1.  Indicate  in the box at the right the  number of the  statement  below  that                                 |      |
best describes the mostcomprehensive level of auditing work performed for the bank                                |      |
by independent external auditors as of any date during 1997 ______________________                                |    1 |
                                                                                                         6724     --------  M.1
                                                                                                         6724          1    M.1


1 =  Independent audit of the bank conducted  in
     accordance with generally accepted auditing standards by         4 = Directors'  examination  of the bank performed by other
     certified public accounting firm which submits a report on           external auditors (may  be  required  by state chartering
     the bank                                                             authority)
2 =  Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted                      auditors
     auditing standards by a certified public accounting firm         6 = Compilation of the bank's financial statements by external
     which submits a report on the consolidated  holding                  auditors
     company (but not on the bank separately)                         7 = Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                  8 = No external audit work
     accordance with generally accepted auditing standards by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
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